Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces First Quarter 2019 Financial Results and Affirms 2019 Guidance
FIRST QUARTER 2019 HIGHLIGHTS

•	Revenues increased $10.8 million, or 5.6%, to $204.4 million in Q1 2019 from $193.7 million in Q1 2018.

•	Net income from continuing operations was $3.4 million in Q1 2019 compared to net loss from continuing operations of $3.2 million in Q1 2018.

•	Adjusted EBITDA(6), a non-GAAP measure, increased $4.3 million, or 31.5%, to $18.0 million in Q1 2019 from $13.7 million in Q1 2018.

•	Diluted earnings per share from continuing operations was $0.15 in Q1 2019 compared to diluted loss per share from continuing operations of $0.15 in Q1 2018.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased $0.21 to $0.40 in Q1 2019 from $0.19 in Q1 2018.

•	Huron affirms its previous earnings guidance range for full year 2019, including revenue expectations in a range of $800.0 million to $840.0 million.
CHICAGO - Apr. 30, 2019 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the first quarter ended March 31, 2019.
“Huron delivered 5.6% organic revenue growth in the first quarter, driven by solid demand across all three of our operating segments,” said James H. Roth, chief executive officer of Huron. "We continue to see evidence of growing demand across our business, and today affirm our full year revenue and earnings guidance.”
FIRST QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $10.8 million, or 5.6%, to $204.4 million for the first quarter of 2019, compared to $193.7 million for the first quarter of 2018.
Net income from continuing operations was $3.4 million for the first quarter of 2019, compared to net loss from continuing operations of $3.2 million for the same prior year period. Diluted earnings per share from continuing operations was $0.15 for the first quarter of 2019, compared to diluted loss per share from continuing operations of $0.15 for the first quarter of 2018.
First quarter 2019 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) increased $5.1 million, or 41.5%, to $17.3 million from $12.2 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2019	2018
Amortization of intangible assets	$4,517	$6,303
Restructuring charges	$1,275	$712
Other losses (gains), net	$(456)	$830
Non-cash interest on convertible notes	$2,120	$2,021
Tax effect	$(1,953)	$(2,565)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$—	$132
Foreign currency transaction gains, net	$(82)	$(53)
Adjusted EBITDA(6) increased $4.3 million, or 31.5%, to $18.0 million, or 8.8% of revenues, in the first quarter of 2019, from $13.7 million, or 7.1% of revenues, in the same quarter last year. Adjusted net income from continuing operations(6) increased $4.6 million to $8.9 million, or $0.40 per diluted share, for the first quarter of 2019, from $4.2 million, or $0.19 per diluted share, for the same period in 2018.
The average number of full-time billable consultants(1) increased 7.7% to 2,289 in the first quarter of 2019 from 2,126 in the same quarter last year. Full-time billable consultant utilization rate(2) was 75.9% during the first quarter of 2019, compared to 75.1% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $210 for the first quarter of 2019, compared to $206 for the first quarter of 2018. The average number of full-time equivalent professionals(5) was 267 in the first quarter of 2019, compared to 264 for the same period in 2018.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2019 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (29%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2019.
OUTLOOK FOR 2019
Based on currently available information, the company is affirming guidance for full year 2019 revenues before reimbursable expenses in a range of $800.0 million to $840.0 million. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share to increase 8% to 20% over 2018.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FIRST QUARTER 2019 WEBCAST
The company will host a webcast to discuss its financial results today, April 30, 2019, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2018, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues and reimbursable expenses:
Revenues	$204,445	$193,679
Reimbursable expenses	18,617	17,619
Total revenues and reimbursable expenses	223,062	211,298
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	137,780	132,786
Amortization of intangible assets and software development costs	1,117	1,218
Reimbursable expenses	18,669	17,549
Total direct costs and reimbursable expenses	157,566	151,553
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	50,749	47,078
Restructuring charges	1,275	712
Other losses (gains), net	(456)	830
Depreciation and amortization	7,172	8,803
Total operating expenses and other losses (gains), net	58,740	57,423
Operating income	6,756	2,322
Other income (expense), net:
Interest expense, net of interest income	(4,258)	(4,986)
Other income (expense), net	2,217	(145)
Total other expense, net	(2,041)	(5,131)
Income (loss) from continuing operations before taxes	4,715	(2,809)
Income tax expense	1,365	413
Net income (loss) from continuing operations	3,350	(3,222)
Loss from discontinued operations, net of tax	(46)	(42)
Net income (loss)	$3,304	$(3,264)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.15	$(0.15)
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$0.15	$(0.15)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.15	$(0.15)
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$0.15	$(0.15)
Weighted average shares used in calculating earnings per share:
Basic	21,868	21,592
Diluted	22,311	21,592
Comprehensive income (loss):
Net income (loss)	$3,304	$(3,264)
Foreign currency translation adjustments, net of tax	316	34
Unrealized gain on investment, net of tax	2,657	2,166
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(237)	432
Other comprehensive income	2,736	2,632
Comprehensive income (loss)	$6,040	$(632)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$8,526	$33,107
Receivables from clients, net	104,674	109,677
Unbilled services, net	86,504	69,613
Income tax receivable	3,209	6,612
Prepaid expenses and other current assets	13,596	13,922
Total current assets	216,509	232,931
Property and equipment, net	38,359	40,374
Deferred income taxes, net	1,302	2,153
Long-term investment	54,038	50,429
Operating lease right-of-use assets	53,805	—
Other non-current assets	38,345	30,525
Intangible assets, net	43,461	47,857
Goodwill	645,541	645,263
Total assets	$1,091,360	$1,049,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,469	$10,020
Accrued expenses and other current liabilities	16,611	17,207
Accrued payroll and related benefits	53,966	109,825
Accrued contingent consideration for business acquisitions	10,014	9,991
Current maturities of long-term debt	245,569	243,132
Current maturities of operating lease liabilities	10,293	—
Deferred revenues	30,023	28,130
Total current liabilities	373,945	418,305
Non-current liabilities:
Deferred compensation and other liabilities	25,886	20,875
Accrued contingent consideration for business acquisitions, net of current portion	1,115	1,450
Long-term debt, net of current portion	79,722	53,853
Operating lease liabilities, net of current portion	60,280	—
Deferred lease incentives	—	13,693
Deferred income taxes, net	759	732
Total non-current liabilities	167,762	90,603
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,275,901 and 25,114,739 shares issued at March 31, 2019 and December 31, 2018, respectively	247	244
Treasury stock, at cost, 2,392,531 and 2,568,288 shares at March 31, 2019 and December 31, 2018, respectively	(126,983)	(124,794)
Additional paid-in capital	457,748	452,573
Retained earnings	199,410	196,106
Accumulated other comprehensive income	19,231	16,495
Total stockholders’ equity	549,653	540,624
Total liabilities and stockholders’ equity	$1,091,360	$1,049,532

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$3,304	$(3,264)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,710	10,021
Lease impairment charge	740	—
Share-based compensation	5,366	4,483
Amortization of debt discount and issuance costs	2,618	2,615
Allowances for doubtful accounts and unbilled services	59	201
Change in fair value of contingent consideration liabilities	(391)	830
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	5,129	(4,452)
(Increase) decrease in unbilled services, net	(16,850)	(15,991)
(Increase) decrease in current income tax receivable / payable, net	3,490	(805)
(Increase) decrease in other assets	(2,554)	(3,753)
Increase (decrease) in accounts payable and other liabilities	2,396	901
Increase (decrease) in accrued payroll and related benefits	(54,151)	(23,633)
Increase (decrease) in deferred revenues	1,845	(3,416)
Net cash used in operating activities	(38,289)	(36,263)
Cash flows from investing activities:
Purchases of property and equipment, net	(2,349)	(1,369)
Investment in life insurance policies	(3,645)	(1,455)
Purchases of businesses, net of cash acquired	—	(215)
Capitalization of internally developed software costs	(2,093)	(728)
Net cash used in investing activities	(8,087)	(3,767)
Cash flows from financing activities:
Proceeds from exercise of stock options	234	234
Shares redeemed for employee tax withholdings	(4,385)	(2,684)
Proceeds from borrowings under credit facility	40,500	91,500
Repayments of debt	(14,627)	(58,124)
Payments for debt issuance costs	—	(1,385)
Net cash provided by financing activities	21,722	29,541
Effect of exchange rate changes on cash	73	16
Net decrease in cash and cash equivalents	(24,581)	(10,473)
Cash and cash equivalents at beginning of the period	33,107	16,909
Cash and cash equivalents at end of the period	$8,526	$6,436

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$93,682	$89,895	4.2%
Operating income	$27,851	$24,460	13.9%
Segment operating income as a percentage of segment revenues	29.7%	27.2%
Business Advisory:
Revenues	$58,806	$55,895	5.2%
Operating income	$9,581	$8,998	6.5%
Segment operating income as a percentage of segment revenues	16.3%	16.1%
Education:
Revenues	$51,957	$47,889	8.5%
Operating income	$12,618	$11,425	10.4%
Segment operating income as a percentage of segment revenues	24.3%	23.9%
Total Company:
Revenues	$204,445	$193,679	5.6%
Reimbursable expenses	18,617	17,619	5.7%
Total revenues and reimbursable expenses	$223,062	$211,298	5.6%
Statements of Operations reconciliation:
Segment operating income	$50,050	$44,883	11.5%
Items not allocated at the segment level:
Other operating expenses	36,578	32,928	11.1%
Other losses (gains), net	(456)	830	(154.9)%
Depreciation and amortization	7,172	8,803	(18.5)%
Total operating income (loss)	6,756	2,322	191.0%
Other expense, net	(2,041)	(5,131)	(60.2)%
Income (loss) from continuing operations before taxes	$4,715	$(2,809)	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	836	792	5.6%
Business Advisory	864	783	10.3%
Education	649	568	14.3%
Total	2,349	2,143	9.6%
Average number of full-time billable consultants (for the period) (1):
Healthcare	819	780
Business Advisory	839	784
Education	631	562
Total	2,289	2,126

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	78.6%	81.3%
Business Advisory	73.1%	69.1%
Education	76.4%	75.0%
Total	75.9%	75.1%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$224	$202
Business Advisory (4)	$200	$209
Education	$204	$207
Total (4)	$210	$206
Revenue per full-time billable consultant (in thousands):
Healthcare	$79	$76
Business Advisory	$68	$68
Education	$73	$74
Total	$73	$73
Average number of full-time equivalents (for the period) (5):
Healthcare	223	208
Business Advisory	8	16
Education	36	40
Total	267	264
Revenue per full-time equivalent (in thousands):
Healthcare	$129	$148
Business Advisory	$206	$153
Education	$166	$155
Total	$137	$149

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
Beginning in the third quarter of 2018, the average billing rate per hour excludes the number of hours charged on internal assignments by consultants within Huron Eurasia India to provide a more meaningful average billing rate charged to external clients. Prior year periods have been revised for consistent presentation.

(5)
Consists of leadership coaches and their support staff within the Studer Group solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$204,445	$193,679
Net income (loss) from continuing operations	$3,350	$(3,222)
Add back:
Income tax expense	1,365	413
Interest expense, net of interest income	4,258	4,986
Depreciation and amortization	8,289	10,021
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	17,262	12,198
Add back:
Restructuring charges	1,275	712
Other losses (gains), net	(456)	830
Foreign currency transaction gains, net	(82)	(53)
Adjusted EBITDA (6)	$17,999	$13,687
Adjusted EBITDA as a percentage of revenues (6)	8.8%	7.1%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income (loss) from continuing operations	$3,350	$(3,222)
Weighted average shares – diluted	22,311	21,592
Diluted earnings (loss) per share from continuing operations	$0.15	$(0.15)
Add back:
Amortization of intangible assets	4,517	6,303
Restructuring charges	1,275	712
Other losses (gains), net	(456)	830
Non-cash interest on convertible notes	2,120	2,021
Tax effect	(1,953)	(2,565)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	—	132
Total adjustments, net of tax	5,503	7,433
Adjusted net income from continuing operations (6)	$8,853	$4,211
Adjusted weighted average shares - diluted (7)	22,311	21,813
Adjusted diluted earnings per share from continuing operations (6)	$0.40	$0.19

(6)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)
As the company reported a net loss for the three months ended March 31, 2018, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. For the three months ended March 31, 2018, the non-GAAP adjustments resulted in adjusted net income from continuing operations. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding for that period.